UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                 Form 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 0-10592


        January 25, 1995                      January 17, 1995
         Date of Report               Date of earliest event reported

                            TrustCo Bank Corp NY
           (Exact name of registrant as specified in its charter)

             New York                                     14-1630287
  (State or other jurisdiction of                      (IRS Employer
    incorporation or organization)               Identification No.)

              192 Erie Boulevard, Schenectady, New York  12305
                  (Address of principal executive offices)

  Registrant's telephone number, including area code: (518) 377-3311

                 320 State Street, Schenectady, NY  12305
        (Former name or former address, if changed since last report)





Item 5.   Other Events

     On January 17, 1995, TrustCo Bank Corp NY ( TrustCo ) issued its press release with the year-end December 31, 1994, results.
Attached is a copy of that press release on Exhibit 99(a) and incorporated herein by this reference.




            William F. Terry
            Senior Vice President and Secretary
            (518) 381-3611

For Immediate Release:

Schenectady, New York -- January 17, 1995


TrustCo today reported record earnings for the fourth quarter and for the full year 1994. Net income for the year amounted to $22,888,000, an increase of 13 percent over 1993. As a result, earnings per share for 1994 were $1.54, compared to $1.37 per share in 1993. Net income for the fourth quarter of 1994 also achieved a record level of $6,202,000 or $0.42 per share, compared to $5,383,000 and $0.36 per share for the comparable period in 1993. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

"As we expected, the entire year of 1994 showed strong improvements in fundamental core earnings performance at TrustCo," said Mr. McCormick, "and the earnings momentum of our record fourth quarter results should continue into 1995. Throughout 1994, we stressed the importance of increasing our net interest margins, improving the reserve coverage of our nonperforming assets, achieving increased efficiencies in our operations, and expanding our deposit base. In each of these areas, 1994 was a banner year. Specifically, we have achieved:

     An increase in our net interest margin from 4.04% for 1993 to 4.26% for 1994 and a net interest margin for the fourth quarter 1994 of 4.55%. The fourth quarter net interest margin is especially important because it's that number that will carry forward into 1995, and help us to achieve the increase in net income that our shareholders have come to expect from TrustCo.

     A reserve for loan losses that provides us a 14 times coverage of our non-performing loans at year-end 1994. The balance of the nonperforming assets has decreased from approximately $21 million at year end 1993 to $17 million at year end 1994.

     An efficiency ratio for the entire year of 1994 of 41.82% and for the fourth quarter of 1994 of 42.49%. By any measure, these ratios of operating efficiencies are world class and an industry leader.

     An increase in our average deposit balances from $1.77 billion in 1993 to $1.81 billion in 1994. This is especially noteworthy in light of the current industry trend of declines in bank deposits."

Mr. McCormick also took this opportunity to announce the opening of TrustCo's newest branch in Hudson Falls, New York, which is scheduled to open during the first quarter of 1995.

Commenting on the state of banking today, McCormick noted, "TrustCo has been able to report superior performance for the last 10 years by steering away from exotic products and services such as derivative investments, and keeping to core banking products. At year-end 1994, we had $263 million of extremely short-term liquidity, which we can redeploy into either investments or loans and thereby take advantage of the higher rates that are currently available."

The results announced today by TrustCo represent a return on average equity of 17%, and mark the achievement of a goal established by TrustCo over two years ago. "We establish stretch goals for our company, then put into place all the fundamentals needed to achieve those goals. The employees of TrustCo understand that return on equity is the single most important measurement of our performance and they are totally dedicated to achieving increases in that ratio."

On average for 1994, TrustCo increased the balance of earning assets from $1.8 billion in 1993 to $1.9 billion in 1994, with the majority of the increased balances coming from the loan portfolio. Taxable equivalent interest income grew by 5%, as a result of a combination of the increased asset balances and an increase in the average yield on earning assets to 7.45%. Interest bearing liabilities increased to $1.7 billion, and carried an average yield of 3.50%.

TrustCo is a $2 billion bank holding company, and through its subsidiary bank, Trustco Bank New York, operates 43 bank offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington Counties. In addition, the bank operates a full service Trust Department that has $634 million of assets under management. The common shares of TrustCo are traded on the NASDAQ National Market System under the ticker symbol TRST.


                          FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share data)
                                                             Three Months Ended
                                                    12/31/94      09/30/94      12/31/93
Summary of Operations
   Net interest income (TE)                          $21,408       $21,232        18,051
   Provision for loan losses                           1,565         2,778         2,286
   Net gain/(loss) from securities transactions       (2,526)       (2,479)        2,244
   Noninterest income                                  3,336         3,317         3,696
   Noninterest expense                                10,744         9,599        13,037
   Net income                                          6,202         5,914         5,383

Per Common Share (5)
   Net income                                          $0.42         $0.40         $0.36
   Cash dividends                                       0.28          0.25          0.23
   Book value at period end                             9.53          9.35          8.93
   Market price at period end                          20.75         21.25         20.68

At period end
   Full time equivalent employees                        435           415           458
   Full service banking offices                           43            43            43

Performance ratios
   Return on average assets                             1.25%         1.17%         1.09%
   Return on average equity (1)                        17.84%        17.45%        16.49%
   Efficiency (2)                                      42.49%        38.57%        42.86%
   Overhead (3)                                        33.52%        28.97%        31.16%
   Net interest spread (TE)                             4.23%         4.15%         3.60%
   Net interest margin (TE)                             4.55%         4.44%         3.90%
   Dividend payout ratio                               66.05%        63.14%        62.80%

Capital ratios at period end
   Total equity to assets                               7.05%         6.87%         6.59%
   Tier 1 risk adjusted capital                        12.08%        12.01%        12.18%
   Total risk adjusted capital                         13.35%        13.29%        13.45%

Asset quality analysis at period end
   Nonperforming loans to total loans                   0.24%         0.21%         0.18%
   Nonperforming assets to total assets                 0.86%         0.87%         1.07%
   Allowance for loan losses to total loans             3.37%         3.45%         3.21%
   Coverage ratio (4)                                  14.0 X        16.4 X        18.2 X

(1)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(2)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(3)  Calculated as noninterest expense (excluding ORE expense and nonrecurring charges)
     less noninterest income (excluding ORE income and net securities transactions)

(4)  Calculated as allowance for loan losses divided by total nonperforming loans.
(5)  Per share data has been adjusted for the 10% stock dividend effective
     October 1, 1994. The 1993 per share data has been adjusted for a 2 for 1 stock split.
TE = Taxable equivalent.




                                                       Twelve Months Ended
                                                    12/31/94      12/31/93
Summary of Operations
   Net interest income (TE)                          $81,117       $74,049
   Provision for loan losses                           8,056        11,576
   Net gain/(loss) from securities transactions       (8,877)        6,239
   Noninterest income                                 13,437        12,937
   Noninterest expense                                40,560        43,502
   Net income                                         22,888        20,325

Per Common Share (5)
   Net income                                          $1.54         $1.37
   Cash dividends                                       0.98          0.80
   Book value at period end                             9.53          8.93
   Market price at period end                          20.75         20.68

Performance ratios
   Return on average assets                             1.15%         1.04%
   Return on average equity (1)                        17.01%        16.18%
   Efficiency (2)                                      41.82%        44.63%
   Overhead (3)                                        32.18%        34.96%
   Net interest spread (TE)                             3.95%         3.76%
   Net interest margin (TE)                             4.26%         4.04%
   Dividend payout ratio                               63.71%        57.93%



                   CONSOLIDATED BALANCE SHEETS
                      (dollars in thousands)

                                                    12/31/94      12/31/93

ASSETS

  Loans,net                                       $1,113,781    $1,026,561
  Trading securities                                       0         2,106
  Securities available for sale                      117,458       240,716
  Investment securities                              347,858       416,806
  Federal funds sold                                 263,000       149,000
                                               ----------------------------
     Total earning assets                          1,842,097     1,835,189

  Cash and due from banks                             52,479        50,977
  Bank premises and equipment                         23,877        24,893
  Other assets                                        57,224        60,239
                                               ----------------------------
     Total assets                                 $1,975,677    $1,971,298
                                               ============================
LIABILITIES
  Deposits:
     Demand                                          $93,496       $96,034
     Savings                                         911,629       970,407
     Money Market                                     92,965       110,630
     Certificates of deposit > $100 thou              62,511        42,358
     Other time deposits                             629,230       574,803
                                               ----------------------------
       Total deposits                              1,789,831     1,794,232

  Short-term borrowings                               12,713        18,323
  Long-term debt                                       3,550         2,750
  Other liabilities                                   30,300        26,113
                                               ----------------------------
     Total liabilities                             1,836,394     1,841,418

SHAREHOLDERS' EQUITY                                 139,283       129,880
                                               ----------------------------
     Total liabilities and
       shareholders' equity                       $1,975,677    $1,971,298
                                               ============================

Number of common shares outstanding               14,617,426    13,223,478




         CONSOLIDATED STATEMENTS OF INCOME
     (dollars in thousands, except per share amounts)

                                                             Three Months Ended
                                                    12/31/94      09/30/94      12/31/93
Interest income
     Loans                                           $25,136       $23,961       $21,565
     Investments                                       7,755         9,838         9,588
     Federal funds sold                                3,766         2,416         1,348
                                               ------------------------------------------
          Total interest income                       36,657        36,215        32,501

Interest expense
     Deposits                                         15,455        15,164        14,762
     Borrowings                                          166           178           118
                                               ------------------------------------------
          Total interest expense                      15,621        15,342        14,880
                                               ------------------------------------------
          Net interest income                         21,036        20,873        17,621

Provision for loan losses                              1,565         2,778         2,286
          Net interest income after            ------------------------------------------
            provision for loan losses                 19,471        18,095        15,335

Net gain/(loss) from securities transactions          (2,526)       (2,479)        2,244
Noninterest income                                     3,336         3,317         3,696
Noninterest expense                                   10,744         9,599        13,037
                                               ------------------------------------------
Income before income taxes                             9,537         9,334         8,238
Income tax expense                                     3,335         3,420         2,855
                                               ------------------------------------------
Net income                                             6,202         5,914         5,383
                                               ==========================================

Net income per share                                   $0.42         $0.40         $0.36
Avg equivalent shares outstanding, in thousands       14,897        14,937        14,875




                CONSOLIDATED STATEMENTS OF INCOME
        (dollars in thousands, except per share amounts)

                                                                   Twelve Months Ended
                                                    12/31/94      12/31/93
Interest income
  Loans                                              $93,873       $86,965
  Investments                                         37,351        41,780
     Federal funds sold                                9,058         4,912
                                               ----------------------------
     Total interest income                           140,282       133,657

Interest expense
  Deposits                                            60,034        60,882
  Borrowings                                             664           737
                                               ----------------------------
     Total interest expense                           60,698        61,619
                                               ----------------------------
     Net interest income                              79,584        72,038

Provision for loan losses                              8,056        11,576
                                               ----------------------------
     Net interest income after
       provision for loan losses                      71,528        60,462

Net gain/(loss) from securities transactions          (8,877)        6,239
Noninterest income                                    13,437        12,937
Noninterest expense                                   40,560        43,502
                                               ----------------------------
Income before income taxes                            35,528        36,136
Income tax expense                                    12,640        12,516
                                               ----------------------------
Income before cumulative effect
   of a change in accounting principle                22,888        23,620
Cumulative effect of chng in acctg principle            --          (3,295)
                                               ----------------------------
Net income                                           $22,888       $20,325
                                               ============================

Net income per share                                   $1.54         $1.37
Avg equivalent shares outstanding, in thousands       14,886        14,803




               CONSOLIDATED AVERAGE BALANCE SHEETS
                         (in thousands)

                                                             Three Months Ended
                                                    12/31/94      09/30/94      12/31/93
Total assets                                      $1,974,105    $2,011,019    $1,956,736
Shareholders' equity                                 137,641       134,657       129,513
Interest earning assets                            1,884,459     1,916,701     1,855,711
Interest bearing liabilities                       1,711,536     1,752,456     1,696,858




               CONSOLIDATED AVERAGE BALANCE SHEETS
                         (in thousands)

                                                                  Twelve Months Ended
                                                    12/31/94      12/31/93
Total assets                                      $1,994,497    $1,946,715
Shareholders' equity                                 136,977       125,648
Interest earning assets                            1,902,686     1,834,851
Interest bearing liabilities                       1,735,483     1,696,085





SIGNATURES

                                        Pursuant to the
requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 25, 1995

                                        TrustCo Bank Corp NY
                                        (Registrant)


                                        By:  /s/Robert A. McCormick

                                           Robert A. McCormick
                                           President and Chief Executive Officer